UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
____________________________________________________________

Date of Report (Date of earliest event reported): July 16, 2010

HealthWarehouse.com, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-13117	22-2413505
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

100 Commerce Boulevard
Cincinnati, Ohio	45140
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (513) 618-0911

________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03              Material Modification to Rights of Security Holders.

See Item 5.03 below.

Item 5.03              Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)           On July 16, 2010, HealthWarehouse.com, Inc. (the “Company”) filed a Certificate of Amendment to its Certificate of Incorporation with the Secretary of State of the State of Delaware.  The Certificate of Amendment effects a reverse split or combination of the Company’s $0.001 par value common stock (the “Common Stock”) of one (1) share for every twenty (20) shares outstanding.  As a result of the reverse split, every twenty (20) shares of Common Stock outstanding before the reverse split (the “Old Shares”) will represent one share of Common Stock after the reverse split (the “New Shares”), with any fractional shares to be rounded up to the next whole share (the “Reverse Split”).  The Certificate of Amendment also reduced the number of authorized shares of the Company’s Common Stock from 750,000,000 to 50,000,000.  A more detailed description of the Reverse Split and the reduction in the number of authorized shares of Common Stock is contained in the Company’s Definitive Information Statement on Schedule 14C filed with the U.S. Securities and Exchange Commission on June 22, 2010.  The foregoing description of the Certificate of Amendment is not intended to be complete and is qualified in its entirety by reference to the full text of the Certificate of Amendment filed as Exhibit 3.1 hereto.

The Reverse Split will become effective for trading purposes on the OTC Bulletin Board once the Reverse Split has been approved by the Financial Industry Regulatory Authority (“FINRA”).  The Company expects FINRA approval on or before July 30, 2010.

The Company also has outstanding stock options, warrants and convertible notes pursuant to which shares of Common Stock will be issued upon exercise or conversion (the “Convertible Securities”).  Under the terms of the applicable Convertible Security, the number of shares subject to the Convertible Security will be proportionately reduced by the Reverse Split ratio.  In addition, the exercise or conversion price of each outstanding Convertible Security will be proportionately increased by the Reverse Split ratio.

The Company’s stockholders will be notified that the Reverse Split has been effected.  The Company’s transfer agent, American Stock Transfer & Trust Company, LLC, will act as exchange agent for purposes of implementing the exchange of stock certificates.  Holders of Old Shares will be asked to surrender certificates representing Old Shares to the exchange agent in exchange for certificates representing New Shares in accordance with the procedures to be set forth in the letter of transmittal the Company sends to its stockholders.  No certificates for New Shares will be issued to any stockholder until such stockholder has surrendered such stockholder’s outstanding certificate(s) for Old Shares, together with the properly completed and executed letter of transmittal, to the exchange agent.  Any Old Shares submitted for transfer, whether pursuant to a sale, disposition or otherwise, will automatically be exchanged for New Shares.

(b)	Not applicable.

Item 9.01.             Financial Statements and Exhibits.

(d)	Exhibits.

3.1	Certificate of Amendment to the Company’s Certificate of Incorporation filed with the Secretary of State of the State of Delaware on July 16, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 21, 2010	HEALTHWAREHOUSE.COM, INC.

By: /s/ Lalit Dhadphale

Title: President and Chief Executive Officer